UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2006

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
500 Craig Road, Suite 201 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective January 6, 2006, Stratus Services Group, Inc. (the “Registrant”) dismissed its independent auditor, Amper, Politziner & Mattia, P.C. (“Amper”).

Amper’s reports on the Registrant’s financial statements for the year ended September 30, 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Amper’s report on the Registrant’s Form 10-K for the year ended September 30, 2004 raised substantial doubt about the Registrant’s ability to continue as a going concern.

In connection with its audit of, and in the issuance of its report on the Registrant’s financial statements for the year ended September 30, 2004, Amper delivered a letter to the Audit Committee of the Registrant’s Board of Directors and management that identifies certain items that it considers to be material weaknesses in the effectiveness of its internal controls pursuant to standards established by the Public Company Accounting Oversight Board. A “material weakness” is a reportable condition in which the design or operation of one or more of the specific control components has a defect or defects that could have a material adverse effect on the Registrant’s ability to record, process, summarize and report financial data in the financial statements in a timely manner. These material weaknesses are: (1) limited resources and manpower in the finance department; (2) inadequacy of the financial review process as it pertains to various account analyses; and (3) inadequate documentation of financial procedures as it relates to certain accounting estimates and accruals. While the Registrant believes that it has adequate policies, it agreed with Amper, that its implementation of those policies should be improved. The impact of the above conditions were relevant to the fiscal year ended September 30, 2004 only and did not affect the results of this period or any prior period.

The decision to change accountants was approved by the Registrant’s Board of Directors.

During the two most recent fiscal years and the subsequent interim period through January 6, 2006, there were no disagreements between the Registrant and Amper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods.

Regulation S-K Item 304(a) (1) (v) is not applicable to this report.

On January 6, 2006, the Registrant engaged Randall Gruber, CPA, certified public accountant, (“Randall Gruber”) as the Registrant’s independent accountant to report on the Registrant’s balance sheet as of September 30, 2005, and the related combined statements of income, stockholders’ equity and cash flows for the year then ended. The decision to appoint Randall Gruber was approved by the Registrant’s Board of Directors.

During the Registrant’s two most recent fiscal years and any subsequent interim period prior to the engagement of Randall Gruber, neither the Registrant nor anyone on the Registrant’s behalf consulted with Randall Gruber regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Regulation S-K, Items 304 (a) (1) (iv) and 304 (a) (1) (v).

The Registrant has provided Amper with a copy of this Report before its filing with the Securities and Exchange Commission. The Registrant has requested Amper to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant in this Report and, if not, stating the respects in which it does not agree. The letter from Amper is attached hereto as Exhibit 16.1.

STRATUS SERVICES GROUP, INC.

Date: January 12, 2006	By:	/s/ Joseph J. Raymond

Chief Executive Officer